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                                                                     Exhibit 5.1

                                  July 19, 2002

Solectron Corporation
777 Gibraltar Drive
Milpitas, California 95035

        RE: Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as counsel for Solectron Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 641,256 shares (the "Shares") of Common Stock, $0.001 par value per share, of the Company, previously issued to Tadahiko Nakagaki and Tan Piak Khiang, the selling stockholders.

                In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the articles of incorporation and bylaws of the Company as amended and now in effect, proceedings of the board of directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

                We are members of the Bar of the State of California, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

                This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present aforementioned laws of the State of Delaware or federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

                Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

                We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Validity of Common Stock" in the Registration Statement and the Prospectus included therein.


                                        Very truly yours,

                                        /S/ WILSON SONSINI GOODRICH & ROSATI

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation